UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2006

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 24, 2006, the board of directors (the “Board”) of Bottomline Technologies (de), Inc. (the “Registrant”) approved an executive succession plan pursuant to which Robert A. Eberle, the Registrant’s President and Chief Operating Officer, would be appointed as Chief Executive Officer and President and Peter S. Fortune, the Registrant’s Chief Marketing Officer and President of Bottomline Europe, would be appointed as Chief Operating Officer and President of Bottomline Europe, effective November 16, 2006, the date of the Registrant’s annual meeting of stockholders. Joseph L. Mullen, the Registrant’s Chief Executive Officer, would transition from the role of Chief Executive Officer and would assume the role of Vice Chairman of the Board until May 2007, when he would become Chairman of the Board, a position currently held by Daniel M. McGurl. Mr. McGurl would continue to serve on the Board. A copy of the press release announcing the succession plan is attached hereto as Exhibit 99.1.

Mr. Eberle has served as a director of the Registrant since September 2000. Mr. Eberle has served as President since August 2004 and as Chief Operating Officer since April 2001. Mr. Eberle served as Chief Financial Officer from September 1998 to August 2004. From September 1998 to May 2001, Mr. Eberle also served as Treasurer.

The Registrant entered into an employment agreement with Mr. Eberle as of September 30, 1998. This agreement was subsequently amended as of June 1, 2001, amended and restated as of November 21, 2002 and amended as of September 30, 2005. The term of the agreement is until the later of November 21, 2008, as renewed, or three years after the Registrant experiences a change in control; provided however, that the agreement automatically renews for successive three-year periods unless the agreement is not renewed by either the Registrant or Mr. Eberle pursuant to written notice, or is sooner terminated in accordance with its terms.

If Mr. Eberle’s employment is terminated either by Mr. Eberle as a result of an involuntary termination or by the Registrant without cause prior to a potential change in control or the agreement is not renewed as provided above, then all outstanding options held by Mr. Eberle would become immediately exercisable in full, all shares of restricted stock would vest in full, and Mr. Eberle would be entitled to receive a lump sum payment and continuation of benefits for a period of 12 months. The lump sum payment would equal the sum of Mr. Eberle’s then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year.

If Mr. Eberle’s employment is terminated upon or after a potential change in control either by Mr. Eberle as a result of an involuntary termination or by the Registrant without cause, then all outstanding options held by Mr. Eberle would become immediately exercisable in full, all shares of restricted stock would vest in full, and Mr. Eberle would be entitled to receive a lump sum payment and continuation of benefits for a period of 24 months. The lump sum payment would equal two times the sum of Mr. Eberle’s then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year.

The employment agreement also provides that, in the event of a change in control, the Registrant would pay any excise tax for which Mr. Eberle would be liable under Section 4999 of the Internal Revenue Code as a result of having received the severance benefits, as well as the amount necessary to pay all additional taxes imposed on Mr. Eberle as a result of our payment of the excise tax.

In addition, following termination of employment by the Registrant other than for “cause” or by Mr. Eberle, options granted prior to July 1, 2005 held by Mr. Eberle would automatically vest in full and would be exercisable for a period of two years (or the remainder of the option term if less than two years)

after the date of termination. However, this automatic vesting of options would not apply to any options granted prior to June 1, 2001 with an exercise price of less than $6.76 per share.

Mr. Fortune has served as Chief Marketing Officer since November 2005, and as President of Bottomline Europe since the Registrant acquired the predecessor company in August 2000. From May 1993 to August 2000, Mr. Fortune served as Executive Director of Checkpoint Security Services Limited, an electronic payment software company in the UK and from March 1999 to August 2000, Mr. Fortune served as Chief Executive Officer of Checkpoint Holdings.

The Registrant is party to a service agreement with Mr. Fortune dated as of March 11, 1999, which the Registrant assumed in connection with the acquisition of Checkpoint Holdings, Ltd., which is now a wholly owned subsidiary, Bottomline Technologies Limited (Bottomline Europe). The service agreement remains in effect, absent incapacity or termination for cause, until terminated by at least 12 months’ written notice by the Registrant or Mr. Fortune. The Registrant also has the right to terminate the agreement on less than 12 months’ written notice, but the Registrant is required to pay Mr. Fortune his salary and other contractual benefits under the service agreement for the duration of the period for which notice was not given. If the agreement is terminated for incapacity or cause, the Registrant is not required to pay Mr. Fortune any compensation other than accrued compensation.

Pursuant to the service agreement, Mr. Fortune has agreed not to compete with the Registrant for a period of 12 months after the termination of his employment in any business within the United Kingdom which is competitive with the Registrant’s business and with which Mr. Fortune had been involved with during the 12 months immediately preceding termination. In addition, Mr. Fortune also agreed that during this 12-month period, he would not solicit the Registrant’s customers, potential customers or employees with whom he had dealings during the 12 months immediately preceding termination.

The Registrant also entered into a retention agreement with Mr. Fortune effective as of October 10, 2005 providing that if Mr. Fortune’s employment is terminated without cause after a change in control, then all outstanding options and restricted stock granted after October 10, 2005 held by Mr. Fortune would become immediately vested and exercisable in full. Additionally Mr. Fortune would be entitled to receive an amount equal to his then annual base salary, continuation of benefits for an additional 12 months and the payments and benefits under his service agreement.

If Mr. Fortune’s employment is terminated by Mr. Fortune for good reason within 12 months following a change in control, or if Mr. Fortune’s employment is terminated without cause prior to a change in control, then all outstanding options and restricted stock granted after October 10, 2005 held by Mr. Fortune would become immediately vested and exercisable in full and Mr. Fortune would be entitled to the payments and benefits under his service agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: August 29, 2006	By:	/s/ Kevin Donovan
Kevin Donovan Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 25, 2006.